Exhibit 99.1

Climb Global Solutions Reports First Quarter 2026 Results

Net Sales up 32% to $182.4 Million, with Gross Billings up 14% to $542.8 Million

EATONTOWN, N.J., April 29, 2026 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, is reporting results for the first quarter ended March 31, 2026.

First Quarter 2026 Summary vs. Same Year-Ago Quarter

●	Net sales increased 32% to $182.4 million.
●	Net income was $3.3 million or $0.18 per diluted share, compared to $3.7 million or $0.20 per diluted share.
●	Adjusted net income (a non-GAAP financial measure defined below) was $3.6 million or $0.19 per diluted share, compared to $3.9 million or $0.22 per diluted share.
●	Adjusted EBITDA (a non-GAAP financial measure defined below) increased 4% to $7.9 million.
●

Gross billings (a key operational metric defined below) increased 14% to $542.8 million. Distribution segment gross billings increased 15% to $520.9 million, and Solutions segment gross billings increased 4% to $21.9 million.

Management Commentary

“We executed against our strategic priorities in Q1 as we generated double-digit organic growth, benefitted from our acquisition of interworks.cloud (“Interworks”) and remained disciplined in signing high-quality vendors to our line card,” said CEO Dale Foster. “During the quarter, we evaluated 39 net new brands, and signed agreements with two of them, consistent with our strategy of cultivating strong, high-impact vendor relationships across our platform. Since launching our Fortinet partnership, we have continued to invest in the relationship, and believe it can become an increasingly meaningful contributor as we scale.

“In February, we announced the acquisition of Greece-based cloud distributor, Interworks, bringing over 600 cloud reseller and MSP relationships, as well as a robust vendor line card. Although early in the integration process, we are seeing meaningful opportunities to deepen our position in Southeastern Europe, broaden cross-selling activity and leverage the strength of the local team and platform. In support of this next phase of growth, we made targeted investments across the business during Q1, while continuing to implement automation and AI-enabled tools to enhance visibility, streamline workflows and improve execution. We believe these initiatives position Climb to scale efficiently and support incremental growth without a commensurate increase in headcount over time.

“Looking ahead, we remain focused on driving organic growth while maintaining a disciplined approach to capital allocation. We also plan to remain active with M&A as we evaluate accretive targets that can enhance our offerings and geographic reach. These initiatives, coupled with our strong balance sheet and demonstrated track record of execution, will enable us to deliver on our organic and inorganic growth objectives ahead.”

Dividend

As announced in February 2026, Climb’s Board of Directors suspended quarterly cash dividends on its common stock beginning with the first quarter of 2026 as part of a disciplined capital allocation strategy designed to preserve financial flexibility and support the Company’s organic and inorganic growth priorities, including strategic acquisitions. The Company intends to retain and reinvest this capital in higher-return opportunities that can strengthen its vendor portfolio, geographic reach and operating platform.

First Quarter 2026 Financial Results

Net sales in the first quarter of 2026 increased 32% to $182.4 million, compared to $138.0 million for the same period in 2025. This reflects double-digit organic growth from new and existing vendors, as well as contributions from the Company’s acquisition of Interworks on February 24, 2026. In addition, gross billings in the first quarter of 2026 increased 14% to $542.8 million, compared to $474.6 million in the year-ago period.

Gross profit in the first quarter of 2026 increased 13% to $26.5 million, compared to $23.4 million for the same period in 2025. The increase was driven by organic growth from new and existing vendors in both North America and Europe, as well as contribution from Interworks.

Selling, general, and administrative (“SG&A”) expenses in the first quarter of 2026 were $20.3 million, compared to $16.8 million in the year-ago period. The increase in SG&A expenses was primarily driven by one-time investments to drive organic growth from new vendors and in the Company’s infrastructure to support long-term growth initiatives. SG&A as a percentage of gross billings remained flat at 4% for the first quarter of 2026.

Net income in the first quarter of 2026 was $3.3 million or $0.18 per diluted share, compared to $3.7 million or $0.20 per diluted share in the prior year period. Adjusted net income was $3.6 million or $0.19 per diluted share, compared to $3.9 million or $0.22 per diluted share for the year-ago period. Both net income and adjusted net income in the first quarter of 2026 were impacted by a higher effective tax rate compared to the prior year period.

Adjusted EBITDA in the first quarter of 2026 increased 4% to $7.9 million, compared to $7.6 million for the same period in 2025. The increase was primarily driven by organic growth from both new and existing vendors, partially offset by one-time investments in the Company’s infrastructure. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, was 29.9%, compared to 32.7% for the same period in 2025.

On March 31, 2026, cash and cash equivalents were $41.8 million, compared to $36.6 million on December 31, 2025. The increase in cash was primarily attributed to the timing of receivable collections and payables. Climb had no outstanding debt on March 31, 2026, with no borrowings outstanding under its $50 million revolving credit facility.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, April 30, 2026, at 8:30 a.m. Eastern time to discuss its results for the first quarter ended March 31, 2026.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, April 30, 2026
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (800) 245-3047

International dial-in number: (203) 518-9765

Conference ID: CLIMB

Webcast: Climb’s Q1 2026 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the U.S., Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted net income and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Key Operational Metric

Gross Billings

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, includes amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as “looking ahead,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of strategic acquisitions on our business, payments of dividends and the Company’s capital allocation objectives. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, our ability to recognize the anticipated benefits of the acquisition of Interworks, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, import and export tariffs, the successful integration of artificial intelligence tools, interest rate risk and impact thereof, as well as factors that affect the software industry in general. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and from time to time in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Company Contact

Matthew Sullivan
Chief Financial Officer
(732) 847-2451
MatthewS@ClimbCS.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$41,775	$36,563
Accounts receivable, net of allowance for expected credit losses of $614 and $669, respectively	306,403	324,345
Inventory, net	4,862	2,502
Prepaid expenses and other current assets	10,494	10,825
Total current assets	363,534	374,235

Equipment and leasehold improvements, net	13,688	13,339
Goodwill	42,016	36,838
Other intangibles, net	36,145	32,228
Right-of-use assets, net	1,539	1,717
Accounts receivable, net of current portion	1,252	1,233
Other assets	526	510
Deferred income tax assets	138	133
Total assets	$458,838	$460,233
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$298,360	$309,670
Accrued expenses and other current liabilities	31,020	26,835
Lease liability, current portion	770	791
Term loan, current portion	—	191
Total current liabilities	330,150	337,487

Lease liability, net of current portion	1,015	1,216
Deferred income tax liabilities	5,983	4,923
Other non-current liabilities	3,260	28
Total liabilities	340,408	343,654

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 40,000,000 shares authorized; 21,138,000 shares issued: 18,468,068 and 18,442,472 shares outstanding, respectively	53	53
Additional paid-in capital	43,326	42,338
Treasury stock, at cost, 2,669,932 and 2,695,528 shares, respectively	(16,031)	(14,909)
Retained earnings	90,373	87,039
Accumulated other comprehensive income	709	2,058
Total stockholders’ equity	118,430	116,579
Total liabilities and stockholders' equity	$458,838	$460,233

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2026	2025

Net sales	$182,376	$138,044

Cost of sales	155,876	114,648

Gross profit	26,500	23,396

Selling, general, and administrative expenses	20,332	16,755
Depreciation and amortization expense	1,983	1,737
Acquisition related costs	301	126
Total selling, general and administrative expenses	22,616	18,618

Income from operations	3,884	4,778

Interest, net	142	186
Foreign currency transaction gain (loss)	144	(580)
Change in fair value of acquisition contingent consideration	—	(136)
Income before provision for income taxes	4,170	4,248
Provision for income taxes	836	564

Net income	$3,334	$3,684

Income per common share-Basic	$0.18	$0.20
Income per common share-Diluted	$0.18	$0.20

Weighted average common shares outstanding — Basic	18,216	17,988
Weighted average common shares outstanding — Diluted	18,216	17,988

Dividends paid per common share	$—	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net income reconciled to adjusted EBITDA (Non-GAAP) (1):

	Three months ended
	March 31,	March 31,
Net income reconciled to adjusted EBITDA (Non-GAAP):	2026	2025

Net income	$3,334	$3,684
Provision for income taxes	836	564
Depreciation and amortization	1,983	1,737
Interest expense	100	69
EBITDA	6,253	6,054
Share-based compensation	1,359	1,323
Acquisition related costs	301	126
Change in fair value of acquisition contingent consideration	—	136
Adjusted EBITDA	$7,913	$7,639

	Three months ended
	March 31,	March 31,
Components of interest, net	2026	2025

Amortization of discount on accounts receivable with extended payment terms	$(19)	$(12)
Interest income	(223)	(243)
Interest expense	100	69
Interest, net	$(142)	$(186)

(1)

We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, acquisition related costs and change in fair value of acquisition contingent consideration. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to adjusted net income (Non-GAAP) (2):

	Three months ended
	March 31,	March 31,
	2026	2025

Net income	$3,334	$3,684
Acquisition related costs, net of income taxes	226	95
Change in fair value of acquisition contingent consideration	—	136
Adjusted net income	$3,560	$3,915

Adjusted net income per common share - diluted	$0.19	$0.22

(2)

We define adjusted net income as net income excluding acquisition related costs, net of income taxes and the change in fair value of acquisition contingent consideration. We provided a reconciliation of adjusted net income to net income, which is the most directly comparable U.S. GAAP measure. We use adjusted net income and adjusted net income per common share as supplemental measures of our performance to gain insight into our businesses profitability, operating performance and performance trends, and to provide management and investors a useful measure for period-to-period comparisons by excluding items that management believes are not reflective of our underlying operating performance. Accordingly, we believe that adjusted net income and adjust net income per common share provide useful information to investors and others in understanding and evaluating our operating results. Our use of adjusted net income has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate adjusted net income, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents the operational metric of gross billings by segment (3):

	Three months ended
	March 31,	March 31,
	2026	2025

Distribution gross billings	$520,934	$453,575
Solutions gross billings	21,894	21,021
Total gross billings	$542,828	$474,596

(3)

Gross billings are the total dollar value of customer purchases of goods and services during the period, net of customer returns and credit memos, sales, or other taxes. Gross billings include the transaction values for certain sales transactions that are recognized on a net basis, and, therefore, include amounts that will not be recognized as revenue. We use gross billings as an operational metric to assess the volume of transactions or market share for our business as well as to understand changes in our accounts receivable and accounts payable. We believe gross billings will aid investors in the same manner.